Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-198109) pertaining to the amended and restated 2014 Equity Incentive Plan of Akari Therapeutics Plc. (formerly Celsus Therapeutics Plc.), of our report dated February 11, 2015, with respect to the consolidated financial statements of Akari Therapeutics Plc. (formerly Celsus Therapeutics Plc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
October 15, 2015	A Member of Ernst & Young Global